Exhibit 99.1

Surna Reports Q4 2019 and Full Year Results

Announces $15.2 Million in 2019 Revenue

and Downsizing of Operations in Response to Coronavirus

March 24, 2020 – Boulder, Colorado – Surna Inc. (OTCQB: SRNA) announced today operating and financial results for the three and 12 months ended December 31, 2019.

Due to the unprecedented circumstances surrounding the COVID-19 virus and the uncertainty of its impact on the Company’s operations, the Company has decided to cancel its Q4 2019 investor conference call previously scheduled for March 26, 2020.

Financial Highlights

●	Our 2019 revenue was $15.2 million, which represents a 59% increase compared to 2018 revenue and our largest ever annual revenue. Our 2019 revenue includes $6.7 million recognized from three project contracts we signed with a single multi-facility operator (“MFO”), which we define as businesses that own and operate two or more cannabis cultivation facilities in either the U.S. or Canada.

●	For 2019, our operating loss and net loss was $1,311,000 and $1,339,000, respectively. This compares to a 2018 operating loss and net loss of $4,820,000 and $4,744,000, respectively.

●	Our 2019 adjusted net income[1] was $92,000, compared to a 2018 adjusted net loss of $2,592,000. This year we achieved our first ever annual adjusted net income, a key milestone that we established in early 2019.

●	Our Q4 2019 revenue was $3,719,000, compared to Q4 2018 revenue of $2,195,000, an increase of 69%. Our Q4 2019 net loss was $800,000, compared to a Q4 2018 net loss of $816,000. Our Q4 2019 adjusted net loss was $154,000, compared to a Q4 2018 adjusted net loss of $811,000.

●	Our 2019 gross profit margin was 29.9% compared to 25.6% for 2018, an increase of 4.3 percentage points.

●	As of December 31, 2019, our cash was $922,000, compared to cash of $253,000 as of December 31, 2018. We generated $672,000 in cash flow from our operating activities during 2019. Our working capital deficit was $1,437,000 as of December 31, 2019, compared to a working capital deficit of $1,031,00 as of December 31, 2018. However, our year-end working capital deficit includes $503,000 of accrued compensation expense that was paid in stock options in Q1 2020. Excluding the accrued compensation expense, the 2019 year-end working capital deficit was $934,000.

1 “Adjusted net income (loss)” means our GAAP net income (loss), after adjustment for non-cash equity compensation expense, debt-related items and depreciation expense.

Downsizing of Operations

A number of recent events have had an adverse impact on our operations and financial condition, including constraints on capital availability for our customers and prospects who have commenced, or are contemplating, new and expanded cannabis cultivation facilities and the recent outbreak of COVID-19, a novel strain of coronavirus, which has spread across the globe including the U.S. Most recently, the response to this coronavirus by federal, state and local governments in the U.S. has resulted in significant market and business disruptions across many industries and affecting businesses of all sizes. This pandemic has also further tightened capital access for most businesses.

As a result of these events, we assessed our near-term operations, working capital, finances and capital formation opportunities, and implemented, in late March 2020, a downsizing of our operations, including workforce reductions, reductions of salaried employee compensation and a reduction of hours worked to preserve cash resources, cut costs and focus our operations on customer-centric sales and project management activities. The extent to which COVID-19 will impact our business and financial results will depend on future developments, which are uncertain and cannot be predicted at this time.

The duration and likelihood of success of this downsizing effort, workforce reduction and cost-cutting measures are uncertain. If these actions do not meet our expectations, or additional capital is not available, we may not be able to continue our operations. In addition, any potential government mandate to limit non-essential work would have a material adverse effect on management’s revised plans. If our customers or prospects are unable to continue operations or obtain project financing and we are unable to increase revenues, or otherwise generate cash flows from operations, we will not be able to successfully execute on the various strategies and initiatives to grow our business.

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Tony McDonald, CEO, commented: “Despite achieving record revenue in 2019 and our first-ever year of positive adjusted net income, we, along with all the companies in our industry, are in unchartered waters. We now face the uncertainties of the coronavirus outbreak and how this will impact our business and the operations and pending or planned projects of our customers and prospects. While it is too early to make any long-term assessments, our business has slowed considerably as a result of the effective shutdown of large parts of the U.S. economy. However, we continue to deliver products and services to our customers during this extraordinary disruption.”

About Surna Inc.

Surna Inc. (www.surna.com) designs, engineers and sells cultivation technologies for controlled environment agriculture including: (i) liquid-based process cooling systems and other climate control systems, (ii) air handling equipment and systems, (iii) a full-service engineering package for designing and engineering commercial scale thermodynamic systems specific to cannabis cultivation facilities, and (iv) automation and control devices, systems and technologies used for environmental, lighting and climate control. Our customers include commercial, state- and provincial-regulated cannabis growers in the U.S. and Canada as well as other international locations, including those growers building new facilities and those expanding or retrofitting existing facilities. Currently, our revenue stream is derived primarily from supplying our products, services and technologies to commercial indoor and hybrid sealed greenhouse facilities ranging from several thousand to more than 100,000 square feet.

Headquartered in Boulder, Colorado, we leverage our experience in this space to bring value-added climate control solutions to our customers that help improve their overall crop quality and yield, optimize energy and water efficiency, and satisfy the evolving state and local codes, permitting and regulatory requirements. Although our customers do, we neither produce nor sell cannabis.

Forward Looking Statements

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect our current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release, including the factors set forth in “Risk Factors” set forth in our annual and quarterly reports filed with the Securities and Exchange Commission (“SEC”), and subsequent filings with the SEC. Please refer to our SEC filings for a more detailed discussion of the risks and uncertainties associated with our business, including but not limited to the risks and uncertainties associated with our business prospects and the prospects of our existing and prospective customers; the inherent uncertainty of product development; regulatory, legislative and judicial developments, especially those related to changes in, and the enforcement of, cannabis laws; increasing competitive pressures in our industry; and relationships with our customers and suppliers. Except as required by the federal securities laws, we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. The reference to Surna’s website has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.

Non-GAAP Financial Measures

To supplement our financial results on U.S. generally accepted accounting principles (“GAAP”) basis, we use non-GAAP measures including net bookings and backlog, as well as other significant non-cash expenses such as stock-based compensation and depreciation expenses. We believe these non-GAAP measures are helpful in understanding our past performance and are intended to aid in evaluating our potential future results. The presentation of these non-GAAP measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for financial information prepared or presented in accordance with GAAP. We believe these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business.

Statement about Cannabis Markets

The use, possession, cultivation, and distribution of marijuana is prohibited by U.S. federal law for medical and recreational purposes. Although certain states have legalized medical and recreational cannabis, companies and individuals involved in the sector are still at risk of being prosecuted by federal authorities. Further, the landscape in the cannabis industry changes rapidly. This means that at any time the city, county, or state where cannabis is permitted can change the current laws and/or the federal government can supersede those laws and take prosecutorial action. Given the uncertain legal nature of the cannabis industry, it is imperative that investors understand that investments in the cannabis industry should be considered very high risk. A change in the current laws or enforcement policy can negatively affect the status and operation of our business, require additional fees, stricter operational guidelines and unanticipated shut-downs.

Surna Marketing

Jamie English
Managing Director of Marketing
jamie.english@surna.com
(303) 993-5271

Surna Inc.

Consolidated Balance Sheets

	December 31,
	2019	2018
ASSETS
Current Assets
Cash and cash equivalents	$922,177	$253,387
Accounts receivable (net of allowance for doubtful accounts of $151,673 and $119,022, respectively)	138,357	210,187
Inventory, net	1,231,243	935,886
Prepaid expenses and other	269,491	128,348
Total Current Assets	2,561,268	1,527,808
Noncurrent Assets
Property and equipment, net	257,923	520,321
Goodwill	631,064	631,064
Intangible assets, net	11,930	23,028
Deposits	51,000	51,000
Operating lease right-of-use asset	534,133	-
Total Noncurrent Assets	1,486,050	1,225,413

TOTAL ASSETS	$4,047,318	$2,753,221

LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,832,959	$1,917,087
Deferred revenue	1,444,472	641,798
Accrued equity compensation	503,466	-
Current portion of operating lease liability	217,843	-
Total Current Liabilities	3,998,740	2,558,885

NONCURRENT LIABILITIES
Operating lease liability, net of current portion	404,209	-
Total Noncurrent Liabilities	404,209	-

TOTAL LIABILITIES	4,402,949	2,558,885

Commitments and Contingencies (Note 10)

SHAREHOLDERS’ (DEFICIT) EQUITY
Preferred stock, $0.00001 par value; 150,000,000 shares authorized; 42,030,331 shares issued and outstanding	420	420
Common stock, $0.00001 par value; 350,000,000 shares authorized; 228,216,638 and 224,989,794 shares issued and outstanding, respectively	2,283	2,250
Additional paid in capital	25,326,593	24,538,027
Accumulated deficit	(25,684,927)	(24,346,361)
Total Shareholders’ (Deficit) Equity	(355,631)	194,336

TOTAL LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY	$4,047,318	$2,753,221

Surna Inc.

Consolidated Statements of Operations

	For the Years Ended December 31,
	2019	2018
Revenue, net	$15,224,454	$9,581,968

Cost of revenue	10,675,601	7,132,090

Gross profit	4,548,853	2,449,878

Operating expenses:
Advertising and marketing expenses	675,703	979,711
Product development costs	521,044	317,713
Selling, general and administrative expenses	4,662,695	5,972,948
Total operating expenses	5,859,442	7,270,372

Operating loss	(1,310,589)	(4,820,494)

Other (expense) income:
Other (expense) income, net	(27,977)	58,254
Interest expense	-	(2,908)
Gain on change in fair value of derivative liabilities	-	21,403
Total other (expense) income	(27,977)	76,749

Loss before provision for income taxes	(1,338,566)	(4,743,745)

Income taxes	-	-

Net loss	$(1,338,566)	$(4,743,745)

Loss per common share – basic and dilutive	$(0.006)	$(0.022)

Weighted average number of common shares outstanding, basic and dilutive	227,662,184	218,752,365

Surna Inc.

Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2019	2018
Cash Flows From Operating Activities:
Net loss	$(1,338,566)	$(4,743,745)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and intangible asset amortization expense	161,180	163,700
Gain on change in derivative liabilities	-	(21,403)
Compensation paid in equity	788,599	2,029,430
Provision for doubtful accounts	32,651	13,755
Provision for excess and obsolete inventory	(223,971)	(28,037)
Loss on disposal of assets	115,359	19,279

Changes in operating assets and liabilities:
Accounts receivable	39,179	198,647
Inventory	(71,386)	(385,227)
Prepaid expenses and other	(141,143)	165,660
Accounts payable and accrued liabilities	23,830	52,329
Deferred revenue	802,674	(313,161)
Lease liability, net	(20,039)	-
Accrued equity compensation	503,466	-
Net cash provided by (used in) operating activities	671,833	(2,848,773)

Cash Flows From Investing Activities
Capitalization of intangible assets	-	(5,028)
Purchases of property and equipment	(3,043)	(261,222)
Proceeds from payment of tenant improvement allowance	-	100,000
Cash disbursed for equipment held for lease	-	(16,237)
Net cash used in investing activities	(3,043)	(182,487)

Cash Flows From Financing Activities
Cash proceeds from sale of common stock and warrants	-	1,210,000
Proceeds from exercises of stock options	-	3,375
Proceeds from exercise of investor warrants	-	15,000
Repurchase of common shares from related party	-	(400,000)
Purchase of option to repurchase preferred stock from related party	-	(5,000)
Payments on loans from shareholders	-	(6,927)
Net cash provided by financing activities	-	816,448

Net increase (decrease) in cash	668,790	(2,214,812)
Cash, beginning of period	253,387	2,468,199
Cash, end of period	$922,177	$253,387

Non-cash investing and financing activities:
Equity issued in settlement	$-	$226,400
Extinguishment of derivative liability on cashless exercise of warrants	$-	$389,477
Unpaid purchases of equipment and other assets	$-	$4,500